As filed with the Securities and Exchange Commission on June 2, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXPRESS SCRIPTS, INC.
*And the Subsidiary Guarantors listed below
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1420563
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Express Way
St. Louis, Missouri 63121
(314) 996-0900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Keith J. Ebling, Esq.
Executive Vice President, General Counsel and Secretary
Express Scripts, Inc.
One Express Way

St. Louis, Missouri 63121
(314) 996-0900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Stacy J. Kanter
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square

New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by the Registrants

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered(1)	Registered(2)(3)	Price per Unit(2)(3)	Offering Price(2)(3)	Fee(4)
Common Stock (together with the attached preferred share purchase rights), Preferred Stock, Warrants, Subscription Rights, Debt Securities, Guarantees of Debt Securities(5), Purchase Contracts, Purchase Units

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	Not applicable pursuant to Form S-3 General Instruction II.E.

(3)	We are registering an indeterminate aggregate principal amount and number of securities of each identified class of securities, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

(5)	No separate consideration will be received for the guarantees.

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

	State or Other	I.R.S. Employer
	Jurisdiction of	Identification
Name, Address and Telephone Number(1)	Incorporation	Number

Airport Holdings, LLC	New Jersey	75-3040465
Byfield Drug, Inc.	Massachusetts	01-0705518
Care Continuum, Inc.	Kentucky	61-1162797
CFI of New Jersey, Inc.	New Jersey	22-3114423
Chesapeake Infusion, Inc.	Florida	22-3835126
ConnectYourCare Company, LLC	Delaware	20-2996995
ConnectYourCare, LLC	Maryland	26-1274092
CuraScript, Inc.	Delaware	36-4369972
CuraScript PBM Services, Inc.	Delaware	36-4374570
Diversified Pharmaceutical Services, Inc.	Minnesota	41-1627938
ESI Claims, Inc.	Delaware	43-1869691
ESI Enterprises, LLC	Delaware	56-2356810
ESI-GP Holdings, Inc.	Delaware	43-1925556
ESI Mail Pharmacy Service, Inc.	Delaware	43-1867735
ESI Partnership	Delaware	43-1925562
ESI Realty, LLC	New Jersey	75-3040456
ESI Resources, Inc.	Minnesota	41-2006555
Express Scripts Canada Holding, Co.	Delaware	43-1942542
Express Scripts Pharmaceutical Procurement, LLC	Delaware	20-5826948
Express Scripts Sales Development Co.	Delaware	43-1832983
Express Scripts Senior Care, Inc.	Delaware	20-3126075
Express Scripts Senior Care Holdings, Inc.	Delaware	20-3126104
Express Scripts Specialty Distribution Services, Inc.	Delaware	43-1869712
Express Scripts Utilization Management Co.	Delaware	43-1869714
Freco, Inc.	Florida	02-0523249
Freedom Service Company, LLC	Florida	20-3229217
Healthbridge, Inc.	Delaware	26-2159005
Healthbridge Reimbursement and Product Support, Inc.	Massachusetts	04-2992335
iBiologic, Inc.	Delaware	20-0325621
IVTx, Inc.	Delaware	43-1794690
Lynnfield Compounding Center, Inc.	Florida	58-2593075
Lynnfield Drug, Inc.	Florida	04-354-6044
Matrix GPO LLC	Indiana	51-0500147
Mooresville On-Site Pharmacy, LLC	Delaware	26-1102625
MSC — Medical Services Company	Florida	59-2997634
National Prescription Administrators, Inc.	New Jersey	22-2230703
NextRx Sub I, LLC	Delaware	27-0255687
NextRx Sub II, LLC	Delaware	27-0255828
NextRx Sub III, LLC	Delaware	27-0255972
Phoenix Marketing Group, LLC	Delaware	26-0041070
Priorityhealthcare.com, Inc.	Florida	59-3573515
Priority Healthcare Corporation	Indiana	35-1927379
Priority Healthcare Corporation West	Nevada	88-0445494

	State or Other	I.R.S. Employer
	Jurisdiction of	Identification
Name, Address and Telephone Number(1)	Incorporation	Number

Priority Healthcare Distribution, Inc.	Florida	59-3761140
Priority Healthcare Pharmacy, Inc.	Florida	59-3099905
Sinuspharmacy, Inc.	Florida	56-2394216
Specialty Infusion Pharmacy, Inc.	Florida	74-3105470
Spectracare, Inc.	Kentucky	61-1147068
Spectracare Health Care Ventures, Inc.	Kentucky	61-1317695
Spectracare of Indiana	Indiana	35-1807559
Spectracare Infusion Pharmacy, Inc.	Kentucky	61-1147067
Speedy Re-employment, LLC	Florida	20-0551334
Value Health, Inc.	Delaware	06-1194838
YourPharmacy.com, Inc.	Delaware	43-1842584

(1)	The address of the principal executive office for each of these additional registrants is One Express Way, St. Louis, Missouri 63121. Their telephone number is (314) 996-0900.

PROSPECTUS

EXPRESS SCRIPTS, INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
PURCHASE CONTRACTS
PURCHASE UNITS

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. Our subsidiaries may guarantee any debt securities that we issue under this prospectus. We may from time to time offer to sell together or separately in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible;

•	warrants to purchase common stock, preferred stock or debt securities;

•	subscription rights to purchase common stock, preferred stock, debt securities or other securities;

•	purchase contracts; and

•	purchase units.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. These securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “ESRX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus and/or other offering material that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 13 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any supplement to this prospectus or other offering material filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Express Scripts,” the “Company,” “we,” “us” and “our” to refer to Express Scripts, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information we have included or incorporated by reference in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, contain or may contain forward-looking statements. These forward-looking statements include, among others, statements of our plans, objectives, expectations (financial or otherwise) or intentions.

Our forward-looking statements involve risks and uncertainties. Our actual results may differ significantly from those projected or suggested in any forward-looking statements. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Factors that might cause such a difference to occur include, but are not limited to:

•	uncertainties associated with our acquisitions, including our acquisition of the PBM business from WellPoint, Inc., which include uncertainties as to the satisfaction or waiver of conditions to closing, integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses;

•	results in regulatory matters including potential healthcare reform initiatives, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations and the

ii

impact of such matters on the healthcare marketplace), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations;

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements, access to capital and increases in interest rates;

•	continued pressure on margins resulting from client demands for lower prices or different pricing approaches, enhanced service offerings and/or higher service levels;

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices;

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network;

•	the possible termination of, or unfavorable modification to, contracts with key clients or providers, some of which could have a material impact on our financial results;

•	our ability to maintain growth rates, or to control operating or capital costs, including the impact of declines in prescription drug utilization resulting from the current economic environment;

•	competition in the pharmacy benefit management, or PBM, and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may, in whole or in part, replace services that we now provide to our customers;

•	changes in industry pricing benchmarks such as average wholesale price and average manufacturer price, which could have the effect of reducing prices and margins;

•	increased compliance risk relating to our contracts with the Department of Defense TRICARE Management Activity and various state governments and agencies;

•	uncertainties and risks regarding the Medicare Part D prescription drug benefit, including the financial impact to us to the extent we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, implementation of regulations that adversely affect our profitability or cash flow, and increased regulatory risk;

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products;

•	in connection with our specialty pharmacy business, the possible loss, or adverse modification of the terms of our contracts with a limited number of biopharmaceutical companies from whom we acquire specialty pharmaceuticals;

•	the use and protection of the intellectual property, data, and tangible assets that we use in our business, or infringement or alleged infringement by us of intellectual property claimed by others;

•	general developments in the healthcare industry, including the impact of increases in healthcare costs, government programs to control healthcare costs, changes in drug utilization and cost patterns and introductions of new drugs;

•	increase in credit risk relative to our clients due to adverse economic trends or other factors; and

•	other risks described from time to time in our filings with the SEC.

These and other relevant factors, including those risk factors identified in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and our other filings under the Securities Exchange Act of 1934, or the Exchange Act, parts of which are incorporated by reference in this prospectus, should be carefully considered when reviewing any forward-looking statement. See “Where You Can Find More Information.”

iii

EXPRESS SCRIPTS, INC.

We are one of the largest full-service pharmacy benefit management companies in North America and we provide healthcare management and administration services on behalf of our clients, which include health maintenance organizations, health insurers, third-party administrators, employers, union-sponsored benefit plans, workers’ compensation plans and government health programs. We assist plan sponsors in addressing access and affordability concerns resulting from rising drug costs while helping to improve health outcomes. We also work with clients, manufacturers, pharmacies and physicians to increase efficiency in the drug distribution chain, to manage costs in pharmacy benefit, and to improve members’ health outcomes and satisfaction. During the first quarter of 2009, we changed our reportable segments to Pharmacy Benefit Management (“PBM”) and Emerging Markets (“EM”). For the three months ended March 31, 2009, our PBM segment contributed approximately 99% of our operating income.

Our integrated PBM services include network claims processing, home delivery services, patient care and direct specialty home delivery to patients, benefit design consultation, drug utilization review, formulary management, drug data analysis services, distribution of injectable drugs to patients’ homes and physicians offices, bio-pharma services, and fulfillment of prescriptions to low-income patients through manufacturer-sponsored patient assistance programs and company-sponsored generic patient assistance programs. Our specialty pharmacy operations have been integrated with our PBM operations in order to maximize its growth and improve efficiency. Through our EM segment, we provide services including distribution of pharmaceuticals and medical supplies to providers and clinics, distribution of sample units to physicians and verification of practitioner licensure, fertility services to providers and patients, healthcare account administration and implementation of consumer-directed healthcare solutions.

Revenue generated by our segments can be classified as either tangible product revenue or service revenue. We earn tangible product revenue from the sale of prescription drugs by retail pharmacies in our retail pharmacy networks and from dispensing prescription drugs from our home delivery and specialty pharmacies. Service revenue includes administrative fees associated with the administration of retail pharmacy networks contracted by certain clients, market research programs, medication counseling services, certain specialty distribution services, and sample fulfillment and accountability services. Tangible product revenue generated by our PBM and EM segments represented approximately 99% of revenues for both the three months ended March 31, 2009 and the same period of 2008.

During 2008, we established the Center for Cost-Effective Consumerism which assists us in the advancement of our understanding of consumers and the way they use healthcare. The center combines our industry-leading research capabilities with insights from a multidisciplinary advisory board of national experts in the science of human behavior and decision making. Using work done by the center, we plan to better position our plan sponsors to achieve the lowest cost drug mix (e.g., generics), maximum therapy adherence (in key classes), greatest use of most cost-effective delivery channel, uncompromising safety standards and increasing member engagement and satisfaction.

During 2008, we processed approximately 506.3 million adjusted claims, generating approximately $22.0 billion of revenue, $779.6 million of net income from continuing operations and $1.4 billion of EBITDA. On average, we earned $2.72 of EBITDA per adjusted claim in 2008 versus $2.34 in 2007. During the three months ended March 31, 2009, we processed approximately 124.1 million adjusted claims, generating $5.4 billion of revenue, $214.7 million of net income from continuing operations and $380.1 million of EBITDA. We averaged $3.06 of EBITDA per adjusted claim during this latest three-month period versus $2.46 for the same three-month period in 2008. EBITDA is earnings before other income (expense), interest, taxes, depreciation and amortization, or operating income plus depreciation and amortization.

On April 9, 2009, we entered into a Stock and Interest Purchase Agreement (the “acquisition agreement”) with WellPoint, Inc., (“WellPoint”). The acquisition agreement provides that we will purchase the Pharmacy Benefit Management Business of WellPoint (the “PBM business”), including all of the shares and equity interests of three WellPoint subsidiaries, NextRx, Inc., NextRx Services, Inc., and NextRx, LLC (collectively, “NextRx”) in exchange for total consideration of $4.675 billion, composed of $3.275 billion in cash and $1.4 billion in shares of our common stock (valued based on the average closing price of our common stock over the 60 days preceding the closing of the acquisition) (the “acquisition”). We may, in our discretion, replace all or any portion of the common stock consideration with cash. At the closing of the acquisition, we will enter into a 10-year contract with WellPoint under which we will provide PBM services to WellPoint and its designated affiliates. The PBM business provides PBM services to approximately 25 million members and manages more than 265 million adjusted claims annually.

We were incorporated in Missouri in September 1986 and were reincorporated in Delaware in March 1992. Our principal executive offices are located at One Express Way, St. Louis, Missouri 63121 and our telephone number at that address is (314) 996-0900. Our website address is www.express-scripts.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” beginning on page 13 of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement and/or other offering material. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three Months
	Ended March 31,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges(1)	18.6x	14.8x	9.0x	8.1x	14.6x	10.3x

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and equity earnings from affiliates plus fixed charges. Fixed charges include interest expense and our estimate of the interest component of rent expense.

As of the date of this prospectus, we had no preferred stock outstanding.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, subscription rights, purchase contracts and purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 have been designated Series A Junior Participating Preferred Stock. As of May 31, 2009, there were 248,169,814 shares of our common stock outstanding (including 71,095,754 shares held in treasury) and no shares of preferred stock were outstanding. On such date, 6,549,609 shares of common stock were subject to outstanding options and 2,507,355 shares of common stock were subject to stock settled appreciation rights (SSRs).

The following description of the terms of our common stock and preferred stock is not complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended, our third amended and restated bylaws and rights plan, each of which are filed as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the General Corporation Law of the State of Delaware. To find out where copies of our certificate of incorporation and by-laws can be obtained, see “Where You Can Find More Information.” beginning on page 13 of this prospectus.

Common Stock

The outstanding shares of our common stock are fully paid and nonassessable. Each holder of our common stock is entitled to one vote per share upon all questions presented to stockholders. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to our common stock.

Subject to the preferences applicable to any shares of our preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends when and as declared by our board of directors from funds legally available therefore and are entitled, in the event of liquidation, to share ratably in all assets remaining paid after payment of liquidation.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ESRX.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the following terms of the preferred stock:

•	the designation of each series;

•	the number of shares of each series, the designation of such series, as well as the powers, preferences, and rights, as well as the qualifications, limitations, or restrictions thereof;

•	the liquidation preferences;

•	dividends rights and the dividend rate, if any;

•	the rights and terms of conversion, if any;

•	the voting rights, if any;

•	the rights and terms of redemption (including sinking fund provisions), if any, and the redemption price; and

•	the rights of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, any or all of these rights may be greater than the rights of our common stock and effects of the issuances of any preferred stock might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Any or all of these rights may be greater than the rights of our common stock. Our board of directors has designated 100,000 shares of preferred stock “Series A Junior Participating Preferred Stock,” which shares are issuable upon certain events specified in our rights plan, as described below.

Rights Plan

On July 25, 2001, our board of directors declared a dividend of one preferred stock purchase right for each share of common stock, par value $0.01 per share. The dividend was paid on August 10, 2001. As long as the rights are attached to our common stock, we will issue one right (subject to adjustment) with each new share of our common stock so that all shares of our stock will have attached rights.

When exercisable, each right will entitle the registered holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock from us at a price of $300.00 per one one-thousandth of a share of Series A Junior Participating Preferred Stock, subject to adjustment. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a stockholder as a result of holding the right. The rights trade automatically with shares of our common stock and may be exercised only in connection with certain attempts to take us over. The rights are designed to protect our interests and the interest of our stockholders against coercive takeover tactics and to encourage potential acquirors to negotiate with our board of directors before attempting a takeover. The preferred stock purchase rights theoretically could, but are not intended to, deter takeover proposals that might be in the best interests of our stockholders.

The description and terms of the preferred stock purchase rights set forth above is not complete and is qualified in its entirety by reference to the rights agreement, dated as of July 25, 2001 (as the same may be amended from time to time), between us and American Stock Transfer & Trust Company, as Rights Agent which is filed as an exhibit to the registration statement of which this prospectus is a part. The rights expire on July 25, 2011, unless this expiration date is extended or the rights are otherwise redeemed or exchanged at an earlier date.

Restated Certificate of Incorporation and Bylaw Provisions

Various provisions contained in our amended and restated certificate of incorporation and third amended and restated bylaws could delay or discourage some transactions involving an actual or potential change in control of us or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. These provisions:

•	authorize our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by the board of directors at the time of issuance;

•	require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing;

•	provide an advanced written notice procedure with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors;

•	state that special meetings of our stockholders may be called only by the chairman of the board of directors, the chief executive officer or a majority of the directors in office;

•	provide that certain provisions of our third amended and restated bylaws can be amended only by supermajority vote (66 2/3%) of the outstanding shares; and

•	allow our directors, and not our stockholders, to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of the board.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or other offering material will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. The debt securities will be issued under an indenture among us, certain of our domestic subsidiaries that may guarantee the securities and Union Bank, N.A., as trustee.

We have summarized selected provisions of the indenture below. The summary is not complete. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The indenture provides that debt securities in separate series may be issued under the indenture from time to time without limitation as to the aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series (Section 301). We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture.

The applicable prospectus supplement will set forth or describe the following terms of each series of such debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be offered;

•	the person to whom any interest on the debt securities will be payable;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate or rates that the debt securities will bear and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•	any periods within which, and terms upon which, the debt securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	whether the debt securities are defeasible and any changes or additions to the indenture’s defeasance provisions;

•	whether the debt securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected;

•	any addition to or change in the events of default with respect to the debt securities;

•	any addition to or change in the covenants in the indenture;

•	whether any of our subsidiaries will provide guarantees of the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that we may authorize and may be in any currency or currency unit we designate.

Debt securities, including Original Issue Discount Securities (as defined in the indenture), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Subsidiary Guarantees

If specified in the prospectus supplement, certain of our subsidiaries (our “subsidiary guarantors”) will guarantee the debt securities of a series.

Conversion Rights

The debt securities may be converted into other of our securities, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at our option or the option of the holders of such series of debt securities, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of such series of debt securities.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any person, and may not permit any person to consolidate with or merge into us, unless:

•	the successor person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations with respect to the debt securities under the indentures;

•	immediately after giving pro forma effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, exists; and

•	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction and the related supplemental indenture comply with the applicable provisions of the indenture and all applicable conditions precedent have been satisfied (Section 801).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt securities of that series when due, that is not cured within 30 days;

(3) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, that is not cured within 30 days;

(4) failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series or that is not made applicable to that series), that is not cured within 90 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; or

(5) certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.

If an event of default (other than an event of default with respect to Express Scripts described in clause (5) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee by notice to us or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to us and the trustee may declare the principal amount of the debt securities of that series (or, in the case of any Original Issue Discount Security, such portion of the principal amount of such security as may be specified in the terms of such security) to be due and payable immediately. If an event of default with respect to Express Scripts described in clause (5) above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such a declaration of acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such declaration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture (Section 502). For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default has occurred and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders have offered to the trustee indemnity satisfactory to it (Section 603). Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (Section 512).

No holder of a debt security of any series will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series made a written request to pursue the remedy, and such holders have offered the trustee indemnity satisfactory to it and if requested, provide the trustee for losses incurred in connection with pursuit of the remedy; and

•	the trustee fails to comply with the request, and does not receive from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

However, such limitations do not apply to a suit instituted by a holder of a debt security to enforce the payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security (Sections 507 and 508).

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of the indenture may be made by us, our subsidiary guarantors, if applicable, and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of any debt security;

•	change the place, manner or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt securities in a manner adverse to the holders of such debt securities;

•	except as provided in the indenture, release the guarantee of a subsidiary guarantor;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	change the ranking of any series of debt securities (Section 902).

Unless otherwise specified in the prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture (Section 902). The holders of a majority in principal amount of the outstanding debt securities of any series may also waive any past default under the indenture, except a default:

•	in the payment of principal, premium or interest or the payment of any redemption, purchase or repurchase price;

•	arising from our failure to convert any debt security in accordance with the indenture; or

•	of certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series (Section 513).

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to any series of debt securities (except as to any surviving rights of registration of transfer or exchange of debt securities expressly provided for in the indenture or any other surviving rights expressly provided for in a supplemental indenture) when:

•	either:

•	all debt securities that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•	all debt securities that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have deposited with the trustee as trust funds U.S. dollars or U.S. government obligations in an amount sufficient, to pay the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•	we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that we have satisfied all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities (Section 401).

Legal Defeasance and Covenant Defeasance

Legal Defeasance.  We and, if applicable, each subsidiary guarantor will be discharged from all our obligations with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any event of default described in clause (5) under “— Events of Default,” at any time until 90 days after such deposit;

(3) such deposit and defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound; and

(4) we have delivered to the trustee an opinion of counsel to the effect that such defeasance will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1302 and 1304).

Covenant Defeasance.  The indentures provide that we may elect, at our option, that our failure to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default which are described above in clause (4) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), and (4) under the heading — “Legal Defeasance” above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments (Sections 1303 and 1304).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 13 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of each share of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 13 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information” beginning on page 13 of this prospectus. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling security holders may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus, as the case may be.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents, selling security holders or direct purchasers and their compensation in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to Express Scripts Inc.’s Current Report on Form 8-K dated June 2, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Express Scripts Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Medical Services Company the registrant acquired as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of the Pharmacy Benefit Management Business of WellPoint, Inc. appearing in the Current Report on Form 8-K of Express Scripts, Inc. filed with the SEC on June 2, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Express Scripts, Inc.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 25, 2009 (other than the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements therein, which have been superseded by the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements in the Current Report on Form 8-K filed on June 2, 2009);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on April 29, 2009 (other than the financial statements therein, which have been superseded by the financial statements in the Current Report on Form 8-K filed on June 2, 2009);

•	The portions of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2009, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Current Reports on Form 8-K filed on January 15, 2009, March 3, 2009, March 10, 2009, April 3, 2009, April 14, 2009 and June 2, 2009;

•	The description of our common stock (previously known as the Class A Common Stock) as contained in Item 9 of Amendment No. 1 of our Registration Statement on Form S-1 filed May 12, 1992, as updated by our Prospectus dated November 1, 2000 (filed November 2, 2000) under the caption “Description of Capital Stock,” our Proxy Statement dated April 9, 2001 under the caption “IV. Proposed Amended and Restated Certificate of Incorporation,” our Proxy Statement dated April 16, 2004 under the caption “II. Proposal to Approve and Ratify an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the number of Authorized Shares of the Company’s Common Stock,” our Proxy Statement dated April 18, 2006 under the caption “II. Proposal to Approve and Ratify an Amendment to the Express Scripts, Inc. Amended and Restated Certificate of Incorporation to Increase the number of Authorized Shares of the Company’s Common Stock from 275,000,000 to 650,000,000,” and our Proxy Statement dated April 14, 2008 under the caption “II. Proposal to Approve and Ratify an Amendment to the Express Scripts, Inc. Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock from 650,000,000 Shares to 1,000,000,000 Shares,” including any further amendment or report filed for the purpose of updating such description; and

•	The description of our rights plan as contained in Item 1 of our Registration Statement on Form 8-A, filed on July 31, 2001, including all amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Investor Relations
Express Scripts, Inc.
One Express Way
St. Louis, Missouri 63121
(314) 810-3115
investor.relations@express-scripts.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by Express Scripts, Inc. (the “Company”). Such expenses are estimated to be as follows:

Amount to
be Paid*

SEC Registration Fee	$ **
Accounting Fees and Expenses
Legal Fees and Expenses
Printing expenses
Transfer Agent, Registrar and Trustee Fees
Trustees’ Fees and Expenses
Stock Exchange Listing Fee
Rating Agency Fees
Miscellaneous expenses

Total	$

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

**	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

Item 15.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The Company’s Amended and Restated Certificate of Incorporation (as amended) provides that to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of any fiduciary duty as a director.

The Company’s Amended and Restated Certificate of Incorporation (as amended) and Third Amended and Restated Bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. On December 12, 2006, the registrant’s board of directors approved the entry into indemnification agreements by and between the Company and its directors and certain of its officers. Such indemnification agreements were effective as of December 22, 2006 and contractually provide for indemnification for such persons to the fullest extent currently permitted under the DGCL. In addition, the Company maintains liability insurance for its directors and officers.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits on page II-43 and are incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

A. Each prospectus filed by a registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(B) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of any registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

EXPRESS SCRIPTS, INC.

By:	/s/ George Paz
Name:     George Paz

Title:	Chairman, Chief Executive Officer and
President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ George Paz George Paz	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 2, 2009

/s/ Jeffrey Hall Jeffrey Hall	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 2, 2009

/s/ Gary G. Benanav Gary G. Benanav	Director	June 2, 2009

/s/ Frank J. Borelli Frank J. Borelli	Director	June 2, 2009

/s/ Maura C. Breen Maura C. Breen	Director	June 2, 2009

/s/ Nicholas J. LaHowchic Nicholas J. LaHowchic	Director	June 2, 2009

/s/ Thomas P. Mac Mahon Thomas P. Mac Mahon	Director	June 2, 2009

/s/ Frank Mergenthaler Frank Mergenthaler	Director	June 2, 2009

/s/ Woodrow A. Myers, Jr. Woodrow A. Myers, Jr.	Director	June 2, 2009

/s/ John O. Parker John O. Parker	Director	June 2, 2009

/s/ Samuel Skinner Samuel Skinner	Director	June 2, 2009

/s/ Seymour Sternberg Seymour Sternberg	Director	June 2, 2009

/s/ Barrett A. Toan Barrett A. Toan	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

AIRPORT HOLDINGS, LLC
ESI REALTY, LLC

By: Express Scripts, Inc., as sole Member

By:	/s/ George Paz
Name:     George Paz

Title:	Chairman, Chief Executive Officer and
President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ George Paz George Paz	Chairman, President and Chief Executive Officer of Express Scripts, Inc. (Principal Executive Officer)	June 2, 2009

/s/ Jeffrey Hall Jeffrey Hall	Executive Vice President and Chief Financial Officer of Express Scripts, Inc. (Principal Financial Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Vice President, Chief Accounting Officer and Corporate Controller of Express Scripts, Inc. (Principal Accounting Officer)	June 2, 2009

/s/ Gary G. Benanav Gary G. Benanav	Director of Express Scripts, Inc.	June 2, 2009

/s/ Frank J. Borelli Frank J. Borelli	Director of Express Scripts, Inc.	June 2, 2009

/s/ Maura C. Breen Maura C. Breen	Director of Express Scripts, Inc.	June 2, 2009

/s/ Nicholas J. LaHowchic Nicholas J. LaHowchic	Director of Express Scripts, Inc.	June 2, 2009

/s/ Thomas P. Mac Mahon Thomas P. Mac Mahon	Director of Express Scripts, Inc.	June 2, 2009

/s/ Frank Mergenthaler Frank Mergenthaler	Director of Express Scripts, Inc.	June 2, 2009

/s/ Woodrow A. Myers, Jr. Woodrow A. Myers, Jr.	Director of Express Scripts, Inc.	June 2, 2009

/s/ John O. Parker John O. Parker	Director of Express Scripts, Inc.	June 2, 2009

Name	Title	Date

/s/ Samuel Skinner Samuel Skinner	Director of Express Scripts, Inc.	June 2, 2009

/s/ Seymour Sternberg Seymour Sternberg	Director of Express Scripts, Inc.	June 2, 2009

/s/ Barrett A. Toan Barrett A. Toan	Director of Express Scripts, Inc.	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

BYFIELD DRUG, INC.
CHESAPEAKE INFUSION, INC.
CURASCRIPT, INC.
CURASCRIPT PBM SERVICES, INC.
ESI MAIL PHARMACY SERVICE, INC.
EXPRESS SCRIPTS SPECIALTY DISTRIBUTION  SERVICES, INC.
FRECO, INC.
HEALTHBRIDGE REIMBURSEMENT AND
  PRODUCT SUPPORT, INC.
IBIOLOGIC, INC.
LYNNFIELD DRUG, INC.
PRIORITYHEALTHCARE.COM, INC.
PRIORITY HEALTHCARE CORPORATION
PRIORITY HEALTHCARE PHARMACY, INC.
SINUSPHARMACY, INC.
SPECIALTY INFUSION PHARMACY, INC.
SPECTRACARE, INC.
SPECTRACARE HEALTH CARE VENTURES,  INC.
SPECTRACARE INFUSION PHARMACY, INC.

By:	/s/ Patrick McNamee
Name:     Patrick McNamee

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Patrick McNamee Patrick McNamee	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Patrick McNamee Patrick McNamee	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

FREEDOM SERVICE COMPANY, LLC
MATRIX GPO LLC
MOORESVILLE ON-SITE PHARMACY, LLC
NEXTRX SUB I, LLC
NEXTRX SUB II, LLC
NEXTRX SUB III, LLC

By:	/s/ Patrick McNamee
Name:     Patrick McNamee

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Patrick McNamee Patrick McNamee	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Patrick McNamee Patrick McNamee	Manager	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

CARE CONTINUUM, INC.
LYNNFIELD COMPOUNDING CENTER, INC.
PRIORITY HEALTHCARE DISTRIBUTION, INC.

By:	/s/ Michael Holmes
Name:     Michael Holmes

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Michael Holmes Michael Holmes	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Michael Holmes Michael Holmes	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

PHOENIX MARKETING GROUP, LLC

By:	/s/ Michael Holmes
Name:     Michael Holmes

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Michael Holmes Michael Holmes	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Michael Holmes Michael Holmes	Manager	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

CFI OF NEW JERSEY, INC.
DIVERSIFIED PHARMACEUTICAL
  SERVICES, INC.
ESI CLAIMS, INC.
EXPRESS SCRIPTS SALES DEVELOPMENT CO.
EXPRESS SCRIPTS SENIOR CARE, INC.
EXPRESS SCRIPTS SENIOR CARE
  HOLDINGS, INC.
IVTX, INC.
NATIONAL PRESCRIPTION
  ADMINISTRATORS, INC.
VALUE HEALTH, INC.
YOURPHARMACY.COM, INC.

By:	/s/ George Paz
Name:     George Paz

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ George Paz George Paz	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ George Paz George Paz	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

ESI ENTERPRISES, LLC
EXPRESS SCRIPTS PHARMACEUTICAL
  PROCUREMENT, LLC

By:	/s/ George Paz
Name:     George Paz

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ George Paz George Paz	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ George Paz George Paz	Manager	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

CONNECTYOURCARE, LLC
CONNECTYOURCARE COMPANY, LLC

By:	/s/ Marc Palmer
Name:     Marc Palmer

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Marc Palmer Marc Palmer	President and Chief Executive Officer (Principal Executive Officer, Principal Financial and Accounting Officer)	June 2, 2009

/s/ Michael Holmes Michael Holmes	Manager	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

ESI PARTNERSHIP

By: Express Scripts, Inc., as Partner

By:	/s/ George Paz
Name:     George Paz

Title:	Chairman, Chief Executive Officer and
President

ESI PARTNERSHIP

By: ESI-GP Holdings, Inc., as Partner

By:	/s/ Tom Rocheford
Name:     Tom Rocheford

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ George Paz George Paz	Chairman, President and Chief Executive Officer of Express Scripts, Inc. (Principal Executive Officer)	June 2, 2009

/s/ Jeffrey Hall Jeffrey Hall	Executive Vice President and Chief Financial Officer of Express Scripts, Inc. (Principal Financial Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Vice President, Chief Accounting Officer and Corporate Controller of Express Scripts, Inc. (Principal Accounting Officer)	June 2, 2009

/s/ Gary G. Benanav Gary G. Benanav	Director of Express Scripts, Inc.	June 2, 2009

/s/ Frank J. Borelli Frank J. Borelli	Director of Express Scripts, Inc.	June 2, 2009

/s/ Maura C. Breen Maura C. Breen	Director of Express Scripts, Inc.	June 2, 2009

/s/ Nicholas J. LaHowchic Nicholas J. LaHowchic	Director of Express Scripts, Inc.	June 2, 2009

/s/ Thomas P. Mac Mahon Thomas P. Mac Mahon	Director of Express Scripts, Inc.	June 2, 2009

/s/ Frank Mergenthaler Frank Mergenthaler	Director of Express Scripts, Inc.	June 2, 2009

/s/ Woodrow A. Myers, Jr. Woodrow A. Myers, Jr.	Director of Express Scripts, Inc.	June 2, 2009

/s/ John O. Parker John O. Parker	Director of Express Scripts, Inc.	June 2, 2009

Name	Title	Date

/s/ Samuel Skinner Samuel Skinner	Director of Express Scripts, Inc.	June 2, 2009

/s/ Seymour Sternberg Seymour Sternberg	Director of Express Scripts, Inc.	June 2, 2009

/s/ Barrett A. Toan Barrett A. Toan	Director of Express Scripts, Inc.	June 2, 2009

/s/ Tom Rocheford Tom Rocheford	President of ESI-GP Holdings, Inc. (Principal Executive Officer)	June 2, 2009

/s/ Matt Dietrich Matt Dietrich	Vice President and Treasurer of ESI-GP Holdings, Inc. (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Matt Dietrich Matt Dietrich	Director of ESI-GP Holdings, Inc.	June 2, 2009

/s/ Tom Rocheford Tom Rocheford	Director of ESI-GP Holdings, Inc.	June 2, 2009

/s/ Marcus Magnuson Marcus Magnuson	Director of ESI-GP Holdings, Inc.	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

ESI-GP HOLDINGS, INC.
ESI RESOURCES, INC.

By:	/s/ Tom Rocheford
Name:     Tom Rocheford

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Tom Rocheford Tom Rocheford	President (Principal Executive Officer)	June 2, 2009

/s/ Matt Dietrich Matt Dietrich	Vice President and Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Matt Dietrich Matt Dietrich	Director	June 2, 2009

/s/ Tom Rocheford Tom Rocheford	Director	June 2, 2009

/s/ Marcus Magnuson Marcus Magnuson	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

EXPRESS SCRIPTS CANADA HOLDING, CO.

By:	/s/ Michael Biskey
Name:     Michael Biskey

Title:	President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Michael Biskey Michael Biskey	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ George Paz George Paz	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

EXPRESS SCRIPTS UTILIZATION
  MANAGEMENT CO.

By:	/s/ Patrick McNamee
Name:     Patrick McNamee
Title:       President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Patrick McNamee Patrick McNamee	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ George Paz George Paz	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

HEALTHBRIDGE, INC.

By:	/s/ Michael Holmes
Name:     Michael Holmes
Title:       President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Michael Holmes Michael Holmes	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Michael Holmes Michael Holmes	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

MSC — MEDICAL SERVICES COMPANY

By:	/s/ Edward Ignaczak
Name:     Edward Ignaczak
Title:       President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Edward Ignaczak Edward Ignaczak	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Vice President and Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Edward Ignaczak Edward Ignaczak	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

PRIORITY HEALTHCARE CORPORATION WEST

By:	/s/ Patrick McNamee
Name:     Patrick McNamee
Title:       President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Patrick McNamee Patrick McNamee	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ George Paz George Paz	Director	June 2, 2009

/s/ Patrick McNamee Patrick McNamee	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

SPECTRACARE OF INDIANA

By: Spectracare, Inc., as Partner

By:	/s/ Patrick McNamee
Name:     Patrick McNamee
Title:       President

SPECTRACARE OF INDIANA

By: Care Continuum, Inc., as Partner

By:	/s/ Michael Holmes
Name:     Michael Holmes
Title:       President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Patrick McNamee Patrick McNamee	President of Spectracare, Inc. (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer of Spectracare, Inc. (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Patrick McNamee Patrick McNamee	Director of Spectracare, Inc.	June 2, 2009

/s/ Michael Holmes Michael Holmes	President of Care Continuum, Inc. (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Treasurer of Care Continuum, Inc. (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Michael Holmes Michael Holmes	Director of Care Continuum, Inc.	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 2nd day of June, 2009.

SPEEDY RE-EMPLOYMENT, LLC

By:	/s/ Edward Ignaczak
Name:     Edward Ignaczak
Title:       President

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Keith J. Ebling and Martin P. Akins and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Edward Ignaczak Edward Ignaczak	President (Principal Executive Officer)	June 2, 2009

/s/ Kelley Elliott Kelley Elliott	Vice President and Treasurer (Principal Financial and Accounting Officer)	June 2, 2009

/s/ Edward Ignaczak Edward Ignaczak	Manager	June 2, 2009

EXHIBIT INDEX

Exhibit
Number

1.1	Form of Underwriting Agreement.*
2.1	Stock and Interest Purchase Agreement between Express Scripts, Inc. and WellPoint, Inc., dated April 9, 2009 (incorporated by reference to Exhibit No. 2.1 to the Company’s Current Report on Form 8-K filed on April 14, 2009).*
4.1	Form of Certificate for Common Stock, incorporated by reference to Exhibit No. 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed May 12, 1992 (Registration Number 33-46974).*
4.2	Stockholder and Registration Rights Agreement, dated as of October 6, 2000, between the Company and New York Life Insurance Company, incorporated by reference to Exhibit No. 4.2 to the Company’s Amendment No. 1 to Registration Statement on Form S-3 filed October 17, 2000 (Registration Number 333-47572).*
4.3	Amendment dated April 25, 2003 to the Stockholder and Registration Rights Agreement dated as of October 6, 2000 between the Company and New York Life Insurance Company, incorporated by reference to Exhibit No. 4.8 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2003.*
4.4	Asset Acquisition Agreement, dated October 17, 2000, between NYLIFE Healthcare Management, Inc., the Company, NYLIFE LLC and New York Life Insurance Company, incorporated by reference to Exhibit No. 4.3 to the Company’s Amendment No. 1 to the Registration Statement on Form S-3 filed October 18, 2000 (Registration Number 333-47572).*
4.5	Rights Agreement, dated as of July 25, 2001, between the Company and American Stock Transfer & Trust Company, as Rights Agent, which includes the Form of Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit No. 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2001.*
4.6	Amendment No. 1 to the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated May 25, 2005, incorporated by reference to Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed on May 31, 2005.*
4.7	Specimen Preferred Stock Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preferred Stock issued hereunder.*
4.8	Form of Indenture for Debt Securities by and among Express Scripts, Inc., the guarantors named therein and a trustee (including form of Debt Security).
4.9	Form of Warrant Agreement (including form of Warrant Certificate).*
4.10	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*
4.11	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate).*
4.12	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit Certificate).*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.
23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, of Union Bank, N.A., as Trustee under the Indenture.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.